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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-109292 of First Commonwealth Financial Corporation on Form S-4 of our report dated January 22, 2003, appearing in the Annual Report on Form 10-K of First Commonwealth Financial Corporation for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.



/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania


October 29, 2003